EXHIBIT (d)(8)

INVESTMENT SUB-ADVISORY AGREEMENT
RELATING TO
EATON VANCE RICHARD BERNSTEIN ALL ASSET STRATEGY FUND

THIS AGREEMENT (this “Agreement”) is effective as of the 30th day of September,
2011 between Eaton Vance Management, a Massachusetts business trust (the “Adviser”), and
Richard Bernstein Advisors LLC, a Delaware limited liability company (the “Sub-Adviser”).

WHEREAS, Eaton Vance Richard Bernstein All Asset Strategy Fund (the “Fund”), a
series of Eaton Vance Growth Trust (the “Trust”), is registered under the Investment Company Act of
1940, as amended (the “1940 Act”), as an open-end, management investment company; and

WHEREAS, pursuant to an Investment Advisory and Administrative Agreement dated
September 30, 2011 (the “Advisory Agreement”), a copy of which has been provided to the Sub-
Adviser the Trust has retained the Adviser to render advisory and management services to the Fund;
and

WHEREAS, pursuant to authority granted to the Adviser in the Advisory Agreement, the Adviser wishes to retain the Sub-Adviser to furnish investment advisory services to the Fund, and the Sub-Adviser is willing to furnish such services to the Fund and the Adviser.

NOW, THEREFORE, in consideration of the promises and mutual covenants herein contained, it is agreed between the Adviser and the Sub-Adviser as follows:

1. Appointment. The Adviser hereby appoints the Sub-Adviser to act as the investment adviser for and to manage the investment and reinvestment of that portion of the Fund’s assets that shall be allocated to the Sub-Adviser, subject to the supervision of the Adviser, for the period and on the terms set forth in this Agreement. The Sub-Adviser accepts such appointment and agrees to furnish the services set forth herein for the compensation herein provided. Subject to the requirements of the 1940 Act, the Adviser has the authority in its discretion to alter the allocation of the Fund’s assets among the Sub-Adviser, the Adviser and any other appointed sub-adviser. The
Adviser undertakes to provide the Sub-Adviser with reasonable advance written notice of any action
(including, without limitation, actions with respect to the policies and procedures and/or to the
Registration Statement (as defined below) by the Trust’s Board of Trustees (the “Board”)) relating to the Fund which action is likely to have any impact on the Sub-Adviser’s ability to provide services under this Agreement. The Adviser agrees that, provided it is within its ability, it will allow for a reasonable implementation period for any such action and Sub-Adviser agrees it will make a reasonable effort to implement any such action within such implementation period.

2. Sub-Adviser Duties. Subject to the supervision of the Board and the Adviser, the Sub-
Adviser will provide a continuous investment program for the Fund’s portfolio and determine in its discretion the composition of the assets of the Fund’s portfolio, including with respect to the purchase, retention, and sale of the securities, cash, and other investments in the portfolio. The
Sub-Adviser will provide investment research and conduct an ongoing program of evaluation, investment, sales and reinvestment of the Fund’s assets and determine the securities and other investments that shall be purchased, sold, closed, or exchanged for the Fund, when these transactions should be executed, and what portion of the assets of the Fund should be held in such securities and investments. Subject to all other terms of this Agreement, including, without limitation, Section 2(a), the Sub-Adviser will provide the services under this Agreement in accordance with the Fund’s investment objective or objectives, policies, and restrictions as stated in the Trust’s Registration Statement as it relates to the Fund filed with the U.S. Securities and
Exchange Commission (the “SEC”), as amended (the “Registration Statement”), copies of which shall be sent to the Sub-Adviser by the Adviser prior to the commencement of this Agreement and promptly following any such amendment, as well as with investment parameters for the Fund
(including portfolio risk limits) to be agreed upon in writing from time to time by the Adviser and the
Sub-Adviser. The Sub-Adviser further agrees (in all cases subject to the other terms of this
Agreement, including, without limitation Section 1) as follows:

a. The Sub-Adviser will abide by: (i) the 1940 Act and all rules and regulations thereunder, and all other applicable federal and state laws and regulations; (ii) any applicable procedures adopted by the Board; (iii) the provisions of the Registration Statement applicable to the
Fund; and (iv) with the Sub-Adviser’s compliance policies and procedures as are approved by the
Adviser.

b. The Sub-Adviser will manage the Fund so that it meets the income and asset diversification requirements of Section 851 of the U.S Internal Revenue Code of 1986, as amended
(the “Code”).

c. The Sub-Adviser shall exercise voting authority with respect to proxies that the
Fund is entitled to vote with regard to securities in the Fund’s portfolio, provided that such authority may be revoked in whole or in part by the Adviser at any time upon written notice to the Sub-
Adviser and provided further that the proxies that have been voted by the Sub-Adviser for the Fund shall be subject to review by the Adviser and the Board upon request. The Sub-Adviser shall exercise its proxy voting authority hereunder in accordance with such proxy voting policies and procedures of the Sub-Adviser as are approved by the Adviser and the Board. The Sub-Adviser shall provide such information relating to its exercise of proxy voting authority hereunder (including the manner in which it has voted proxies and its resolution of conflicts of interest) as reasonably requested by the Adviser from time to time. The Sub-Adviser shall provide the proxy voting history for the Fund to the Adviser, or any third party agent designated by the Adviser (currently
Broadridge), in a timely manner for inclusion in the Fund’s requisite Form N-PX.

d. In connection with the purchase and sale of securities for the Fund, the Sub-
Adviser will arrange for the transmission to the custodian for the Trust (the “Custodian”) on a daily basis such confirmation, trade tickets, and other documents and information, including, but not limited to, Cusip, Cedel, or other numbers that identify securities purchased or sold on behalf of the
Fund, as may be reasonably necessary to enable the Custodian to perform its administrative and recordkeeping responsibilities with respect to the Trust.

e. The Sub-Adviser will assist the Custodian in determining or confirming, consistent with the procedures and policies stated in the Registration Statement or adopted by the
Board, the value of any portfolio securities or other assets of the Fund for which the Custodian seeks assistance from or identifies for review by the Sub-Adviser, and will otherwise perform the activities of a Fund sub-adviser as described in the Fund’s valuation procedures. The parties acknowledge that the Sub-Adviser is not a custodian of the Trust’s assets and will not take possession or custody of such assets.

f. Following the end of each of the Fund’s fiscal periods, the Sub-Adviser will assist the Adviser in preparing any reports required by applicable rules and regulations, such as Form N-
CSR, Form-NSAR and Form N-Q, as well as the letter to shareholders containing a discussion of those factors referred to in Item 27 of Form N-1A. The Sub-Adviser will also provide periodic commentaries regarding the Fund as reasonably requested by the Adviser (to be subject to review and editing by the Adviser and further subject to the terms of Section 7 hereof). The Sub-Adviser also will provide to the Trust any certifications relating to the content of any such report, letter or commentary as is reasonably requested by the Trust, a current form of which has been provided to the Sub-Adviser.

g. The Sub-Adviser will complete and deliver to the Adviser for each quarter by the
5th business day of the following quarter a written compliance checklist in a form provided by the
Adviser, risk management and related analytic reports and such other reports as mutually agreed upon by the Adviser and the Sub-Adviser. For purposes of this Agreement, “business day” means any day other than (a) Saturday and Sunday, and (b) any other day on which the New York Stock
Exchange is closed.

h. The Sub-Adviser will make available to the Trust and the Adviser, promptly upon request, any of the Fund’s investment records and ledgers maintained by the Sub-Adviser (which shall not include the records and ledgers maintained by the Custodian or portfolio accounting agent for the Trust) as are necessary to assist the Trust and the Adviser to comply with requirements of the 1940 Act and the Investment Advisers Act of 1940, as amended (the “Advisers Act”), and the rules under each, as well as other applicable laws. The Sub-Adviser will furnish to regulatory authorities having the requisite authority any information or reports in connection with such services in respect to the Fund which may be requested in order to ascertain whether the operations of the
Fund are being conducted in a manner consistent with applicable laws and regulations.

i. The Sub-Adviser will provide for consideration at meetings of the Board on the investment program for the Fund and the issuers and securities represented in the Fund’s portfolio, and will furnish the Board or the Adviser with such periodic and special reports as the Board or the
Adviser may reasonably request.

j. The Sub-Adviser will maintain insurance for its directors and officer and errors and omissions insurance in an adequate amount. The Sub-Adviser will not be responsible for filing claims in class action settlements related to securities currently or previously held by that portion of the Fund allocated to it by the Adviser, but agrees to deliver to the Custodian any notices it received relating to such claims.

k. The Sub-Adviser shall conduct its business at all times consistent with its status as a fiduciary to the Fund and its shareholders.

3. Broker-Dealer Selection. The Sub-Adviser is authorized to make decisions to buy and sell securities and other investments for the Fund’s portfolio, and to select broker-dealers and to negotiate brokerage commission rates in effecting investment transactions, provided the Sub-Adviser shall adhere to the Fund’s procedures relating to brokerage allocation. The Sub-Adviser will report on brokerage allocation to the Adviser and the Board indicating the broker-dealers to which such allocations have been made and the basis therefore as the Adviser or the Board reasonably requests.

4. Disclosure about the Sub-Adviser. The Sub-Adviser has reviewed the amendment to the
Registration Statement for the Trust relating to the initial offering of the Fund that contains disclosure about the Sub-Adviser, and represents and warrants that, with respect to the disclosure about the Sub-Adviser or its investment process or information relating directly to the Sub-Adviser, such Registration Statement contains, as of the date hereof, no untrue statement of any material fact and does not omit any statement of a material fact which was required to be stated therein in order to make the statements contained therein, in light of the circumstances under which they were made, not misleading. The Sub-Adviser further represents and warrants that it is a duly registered investment adviser under the Advisers Act and will maintain such registration so long as this Agreement remains in effect. The Adviser hereby acknowledges that it has received a copy of the Sub-Adviser’s Form ADV, Part II at least 48 hours prior to entering into this Agreement.

5. Expenses. During the term of this Agreement, the Sub-Adviser will pay all expenses incurred by it and its staff and for their activities in connection with its duties under this Agreement, including, but not limited to, rental and overhead expenses, expenses of the Sub-Adviser’s personnel, insurance of the Sub-Adviser and its personnel, research services (except as may be permitted under the Fund’s policies and procedures) and taxes of the Sub-Adviser. The Adviser or the Trust shall be responsible for all the expenses of the Fund’s or the Adviser’s operations, including, without limitation, costs of marketing or distributing shares of the Fund, brokerage expenses and commissions (which includes mark-ups and mark-downs), custody and banking expenses, administration expenses, legal, audit and other professional expenses, governmental filing fees, and costs of communications with shareholders.

6. Compensation. For the services provided to the Fund, the Adviser will pay the Sub-
Adviser an annual fee equal to the amount specified in Schedule A hereto, payable monthly in arrears on the last business day of each month. The fee will be appropriately prorated to reflect any portion of a calendar month that this Agreement is not in effect among the parties. The Adviser is solely responsible for the payment of fees to the Sub-Adviser, and the Sub-Adviser agrees to seek payment of its fees solely from the Adviser. The Trust shall have no liability for the Sub-Adviser’s fee hereunder.

7. Materials. During the term of this Agreement, the Adviser agrees to furnish the Sub-
Adviser at its principal office all disclosure relating to the Sub-Adviser, its services and clients, and the Fund’s investment policies and strategies to be contained in materials prepared by the Adviser or its affiliates (including prospectuses, proxy statements, reports to shareholders, sales literature, or other materials prepared for distribution to financial intermediaries, shareholders of the Fund or the public) prior to the first use thereof, and the Adviser shall not use any such disclosure if the Sub-
Adviser reasonably objects in writing within 2 business days (or such other period as may be mutually agreed) after receipt thereof. The Sub-Adviser’s right to object to such disclosure is limited to reasonable objections only on the grounds of the accuracy or completeness of the aforesaid disclosure.

8. Compliance.

a. As required by Rule 206(4)-7 under the Advisers Act, the Sub-Adviser has adopted written policies and procedures reasonably designed to prevent violation by it, or any of its supervised persons, of the Advisers Act and the rules under the Advisers Act and all other laws and regulations relevant to the performance of its duties under this Agreement. The Sub-Adviser has designated a chief compliance officer responsible for administering these compliance policies and procedures. The chief compliance officer at the Sub-Adviser’s expense shall provide such written compliance reports relating to the operations and compliance procedures of the Sub-Adviser to the
Adviser and/or the Trust and their respective chief compliance officers as may be required by law or regulation or as are otherwise reasonably requested. Moreover, the Sub-Adviser agrees to use such additional compliance techniques as the Adviser or the Board may reasonably adopt or approve, including additional written compliance procedures. In addition, the Sub-Adviser shall retain at its own expense the services of the Custodian or any other third party as requested by the Board to monitor the compliance of the Fund’s portfolio with the investment objective, policies and restrictions set forth in the Registration Statement.

b. The Sub-Adviser agrees that it shall promptly notify, if legally permitted, the
Adviser and the Trust (1) in the event that the SEC has censured the Sub-Adviser; placed limitations upon its activities, functions or operations; suspended or revoked its registration as an investment adviser; or has commenced proceedings or an investigation (formal or informal) that is likely to reasonably result in any of these actions; or corresponded with the Sub-Adviser, including sending a deficiency letter or raising issues about the business, operations, or practices of the Sub-Adviser; (2)
in the event of any notice of an investigation, examination, inquiry audit or subpoena of the Sub-
Adviser or any of its officers or employees by any federal, state or other governmental agency or body, (3) upon having a reasonable basis for believing that the Fund has ceased to qualify or is likely not to qualify as a regulated investment company under Subchapter M of the Code, (4) upon detection of any breach of any of the Fund’s policies, guidelines or procedures and of any violation of any applicable law or regulation, including the 1940 Act and Subchapter M of the Code, relating to that portion of the Fund’s assets allocated to the Sub-Adviser, or (5) upon detection of any material violations of the Sub-Adviser’s compliance policies and procedures that relate to the Fund or the Sub-Adviser’s activities generally, such as when the violation could be considered material to the Sub-Adviser’s advisory clients. If legally permitted, the Sub-Adviser will furnish to the Adviser upon request copies of any and all documents relating to the foregoing. The Sub-Adviser further agrees to promptly notify the Adviser and the Trust of any fact material to the Trust, the Adviser, the
Board or shareholders of the Fund known to the Sub-Adviser respecting or relating to the Sub-
Adviser that is not contained in the Registration Statement or prospectus for the Fund, or any amendment or supplement thereto received by the Sub-Adviser, or if any statement contained therein relating to the Sub-Adviser becomes untrue in any material respect.

c. The Adviser agrees that it shall promptly notify, if legally permitted, the Sub-
Adviser (1) in the event that the SEC has censured the Adviser or the Trust with respect to the
Fund; placed limitations upon either of their activities, functions, or operations; suspended or revoked the Adviser’s registration as an investment adviser; or has commenced proceedings or a formal investigation that is reasonably likely to result in any of these actions, (2) in the event of any notice of a formal investigation of the Adviser or any of its officers by any federal or state agency, provided that such investigation directly relates to the services provided by the Adviser under the
Advisory Agreement; (3) upon having a reasonable basis for believing that the Fund has ceased to qualify or is likely not to qualify as a regulated investment company under Subchapter M of the
Code; or (4) upon detection of any material breach of any of the Fund’s policies, guidelines or procedures and of any violation of any applicable law or regulation, including the1940 Act and
Subchapter M of the Code.

d. The Sub-Adviser will provide the Adviser with such reports, presentations, certifications and other information as the Adviser may reasonably request from time to time, in a format mutually agreed upon, concerning the business and operations of the Sub-Adviser in performing services hereunder or generally concerning the Sub-Adviser’s investment advisory services, the Sub-Adviser’s compliance with applicable federal, state and local law and regulations, and changes in the Sub-Adviser’s key personnel, investment strategies, policies and procedures, and other matters that are likely to have a material impact on the Sub-Adviser’s duties hereunder.

9. Books and Records. The Sub-Adviser hereby agrees that all records which it maintains for the Fund are the property of the Trust and further agrees to surrender promptly to the Trust any of such records upon the Trust’s or the Adviser’s reasonable request in compliance with the requirements of Rule 31a-3 under the 1940 Act, although the Sub-Adviser may, at its own expense, make and retain a copy of such records. The Sub-Adviser further agrees to preserve for the periods prescribed by Rule 31a-2 under the 1940 Act the records required to be maintained by
Rule 31a-1 under the 1940 Act.

10. Cooperation; Confidentiality. Each party to this Agreement agrees to cooperate with the other party and with all appropriate governmental authorities having the requisite jurisdiction
(including, but not limited to, the SEC) in connection with any investigation or inquiry relating to this Agreement, the Fund or the Trust. Subject to the foregoing, the Sub-Adviser shall treat as confidential all information pertaining to the Fund, the Trust, the Adviser and their respective actions, and shall use such information only in connection with the services performed under this
Agreement. The Adviser shall treat as confidential all information provided by the Sub-Adviser that is identified by the Sub-Adviser as confidential. Notwithstanding the foregoing, information subject to this Section 10 need not be treated by the receiving party as confidential (i) if the receiving party is required to disclose such information under applicable law, (ii) if such information is generally available to the public through means other than by disclosure by the receiving party, or (iii) if available from a source other than the receiving party provided that such source is not known (or should have been known) to the receiving party to be bound by confidentiality obligations pertaining to such information. The Sub-Adviser acknowledges that the Adviser will have continuous access through the Custodian to any information related to the Fund’s portfolio.

Notwithstanding anything to the contrary herein or to any policies and procedures, the Sub-
Adviser may not disclose Fund portfolio holdings information, except in accordance with the Fund’s
Policies and Procedures on Disclosure of Portfolio Holdings (the “Disclosure Policy”). To the extent the Sub-Adviser has delegated any duties or services to an affiliate or a third–party, the Sub-Adviser shall require that any such affiliate or third-party agree in writing to maintain the confidentiality of
Fund portfolio holdings information as and to the extent required by the Disclosure Policy. For purposes of the Disclosure Policy, information provided to a broker-dealer relating to orders or potential orders for the purchase or sale of Fund holdings will not be deemed to be portfolio holdings information, provided that the Sub-Adviser determines that the disclosure does not provide the recipient with an advantage over Fund shareholders.

11. Liability.

a. Except as may otherwise be required by the 1940 Act or the rules thereunder or other applicable law, the Adviser agrees that the Sub-Adviser, any affiliated person of the Sub-
Adviser, and each person, if any, who, within the meaning of Section 15 of the Securities Act of
1933, as amended (“the 1933 Act”) controls the Sub-Adviser (each a “Sub- Adviser Controlling
Person,” and collectively, “Sub-Adviser Controlling Persons”) shall not be liable for, or subject to any losses, claims, damages, expenses, liabilities or litigation in connection with, any act or omission connected with or arising out of any services rendered under this Agreement, except by reason of willful misfeasance, bad faith, or gross negligence, in each such case, in the performance of the
Sub-Adviser’s duties, or any material breach by the Sub-Adviser of its obligations or duties under this Agreement (the “Sub-Adviser Standard of Care”). In no case shall the Sub-Adviser, its affiliated persons or any of the Sub-Adviser Controlling Persons be liable for actions taken or non-actions with respect to the performance of services under this Agreement if the Sub-Adviser is instructed in writing by the Adviser or the Trust to take such action or non-action. The Adviser understands and acknowledges that the Sub-Adviser does not warrant that the portion of the assets of the Fund managed by the Sub-Adviser will achieve any particular rate of return or that its performance will match any benchmark index or other standard or objective. In no case shall the Sub-Adviser, its affiliated persons or any of the Sub-Adviser Controlling Persons be liable for any portion of the assets of the Fund not managed by the Sub-Adviser (if any).

b. The Sub-Adviser agrees that neither the Trust nor the Fund shall bear any responsibility or shall be subject to any liability for any losses, claims, damages, expenses, liabilities or litigation of the Sub-Adviser connected with or arising out of its services under this Agreement.

12. Indemnification.

a. The Adviser agrees to indemnify and hold harmless the Sub-Adviser, any affiliated person of the Sub-Adviser, and Sub-Adviser Controlling Persons (the Sub-Adviser and all of
such persons being referred to as “Sub-Adviser Indemnified Persons”) against any and all losses, claims, damages, expenses, liabilities, or litigation (including reasonable legal and other expenses)
to which a Sub-Adviser Indemnified Person may become subject under the 1933 Act, the 1940
Act, the Advisers Act, under any other statute, at common law or otherwise, arising out of the
Adviser’s responsibilities to the Sub-Adviser which (1) may be based upon the Adviser’s gross negligence, willful misfeasance, or bad faith in the performance of its duties, or any material breach by the Adviser of its obligations or duties under this Agreement, or (2) may be based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration
Statement or prospectus covering the Trust, or any amendment thereof or any supplement thereto, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading unless such statement or omission was made in reliance on disclosure reviewed by the Sub-Adviser in accordance with Section 7 of this
Agreement; provided however, that in no case shall the indemnity in favor of the Sub-Adviser
Indemnified Person be deemed to protect such person against any liability to which such person would otherwise be subject by reason of willful misfeasance, bad faith, or gross negligence in the performance of its duties, or any material breach of its obligations or duties under this Agreement.

b. Notwithstanding Section 11 of this Agreement, the Sub-Adviser agrees to indemnify and hold harmless the Adviser, any affiliated person of the Adviser, and each person, if any, who, within the meaning of Section 15 of the 1933 Act controls the Adviser (the Adviser and all of such persons being referred to as “Adviser Indemnified Persons”) against any and all losses, claims, damages, expenses, liabilities, or litigation (including reasonable legal and other expenses)
to which (1) an Adviser Indemnified Person may become subject under the 1933 Act, 1940 Act, the Advisers Act, under any other statute, at common law or otherwise, arising out of the Sub-
Adviser’s responsibilities as sub-adviser of the Trust which may be based upon the Sub-Adviser’s breach of the Sub-Adviser Standard of Care; or (2) may be based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or prospectus covering the Trust, or any amendment or supplement thereto, or the omission or alleged omission to state therein a material fact known or which should have been known to the Sub-Adviser and was required to be stated therein or necessary to make the statements therein not misleading, if such a statement was made in reliance upon disclosure reviewed by the Sub-Adviser in accordance with
Section 7 of this Agreement or was omitted from a disclosure reviewed by the Sub-Adviser in accordance with such Section 7; provided, however, that in no case shall the indemnity in favor of an Adviser Indemnified Person be deemed to protect such person against any liability to which such person would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence in the performance of its duties, or by reason of its material breach of its obligations or duties under this Agreement.

c. The Adviser shall not be liable under Paragraph (a) of this Section 12 with respect to any claim made against a Sub-Adviser Indemnified Person unless such Sub-Adviser
Indemnified Person shall have notified the Adviser in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon such Sub-Adviser Indemnified Person (or after such Sub-Adviser Indemnified Person shall have received notice of such service on any designated agent), but failure to notify the Adviser of any such claim shall not relieve the Adviser from any liability which it may have to the Sub-
Adviser Indemnified Person against whom such action is brought except to the extent the Adviser is prejudiced by the failure or delay in giving such notice. In case any such action is brought against the Sub-Adviser Indemnified Person, the Adviser will be entitled to participate, at its own expense, in the defense thereof or, after notice to the Sub-Adviser Indemnified Person, to assume the defense thereof, with counsel reasonably satisfactory to the Sub-Adviser Indemnified Person. If the Adviser
assumes the defense of any such action and the selection of counsel by the Adviser to represent both the Adviser and the Sub-Adviser Indemnified Person would result in a conflict of interests and therefore, would not, in the reasonable judgment of the Sub-Adviser Indemnified Person, adequately represent the interests of the Sub-Adviser Indemnified Person, the Adviser will, at its own expense, assume the defense with counsel to the Adviser and, also at its own expense, with separate counsel to the Sub-Adviser Indemnified Person, which counsel shall be reasonably satisfactory to the
Adviser and to the Sub-Adviser Indemnified Person. The Sub-Adviser Indemnified Person shall bear the fees and expenses of any additional counsel retained by it, and the Adviser shall not be liable to the Sub-Adviser Indemnified Person under this Agreement for any legal or other expenses subsequently incurred by the Sub-Adviser Indemnified Person independently in connection with the defense thereof other than reasonable costs of investigation. The Adviser shall not have the right to compromise on or settle the litigation without the prior written consent of the Sub-Adviser
Indemnified Person if the compromise or settlement results, or may result in a finding of wrongdoing on the part of the Sub-Adviser Indemnified Person.

d. The Sub-Adviser shall not be liable under Paragraph (b) of this Section 12 with respect to any claim made against an Adviser Indemnified Person unless such Adviser Indemnified
Person shall have notified the Sub-Adviser in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon such Adviser Indemnified Person (or after such Adviser Indemnified Person shall have received notice of such service on any designated agent), but failure to notify the Sub-Adviser of any such claim shall not relieve the Sub-Adviser from any liability which it may have to the Adviser
Indemnified Person against whom such action is brought except to the extent the Sub-Adviser is prejudiced by the failure or delay in giving such notice. In case any such action is brought against the Adviser Indemnified Person, the Sub-Adviser will be entitled to participate, at its own expense, in the defense thereof or, after notice to the Adviser Indemnified Person, to assume the defense thereof, with counsel reasonably satisfactory to the Adviser Indemnified Person. If the Sub-Adviser
assumes the defense of any such action and the selection of counsel by the Sub-Adviser to represent both the Sub-Adviser and the Adviser Indemnified Person would result in a conflict of interests and therefore, would not, in the reasonable judgment of the Adviser Indemnified Person, adequately represent the interests of the Adviser Indemnified Person, the Sub-Adviser will, at its own expense, assume the defense with counsel to the Sub-Adviser and, also at its own expense, with separate counsel to the Adviser Indemnified Person, which counsel shall be reasonably satisfactory to the Sub-Adviser and to the Adviser Indemnified Person. The Adviser Indemnified
Person shall bear the fees and expenses of any additional counsel retained by it, and the Sub-
Adviser shall not be liable to the Adviser Indemnified Person under this Agreement for any legal or other expenses subsequently incurred by the Adviser Indemnified Person independently in connection with the defense thereof other than reasonable costs of investigation. The Sub-Adviser shall not have the right to compromise on or settle the litigation without the prior written consent of the Adviser Indemnified Person if the compromise or settlement results, or may result in a finding of wrongdoing on the part of the Adviser Indemnified Person.

13. Duration and Termination.

a. This Agreement shall become effective subject to the condition that the Board, including a majority of those Trustees who are not interested persons (as such term is defined in the
1940 Act) of the Adviser or the Sub-Adviser, shall have approved this Agreement in the manner required by the 1940 Act. Unless terminated as provided herein, this Agreement shall remain in full force and effect through and including the second anniversary of the execution of this Agreement and shall continue in full force and affect indefinitely thereafter, but only so long as such continuance is specifically approved at least annually by (a) the Board, or by the vote of a majority of the outstanding voting securities (as defined in the 1940 Act) of the Trust, and (b) the vote of a majority of those Trustees who are not interested persons (as such term is defined in the 1940 Act)
of any such party to this Agreement cast in person at a meeting called for the purpose of voting on such approval.

b. Notwithstanding the foregoing, this Agreement may be terminated: (a) by the
Adviser at any time without payment of any penalty, upon 60 days’ prior written notice to the Sub-
Adviser and the Trust; (b) at any time without payment of any penalty by the Trust, by the Board or a majority of the outstanding voting securities of the Trust, upon 60 days’ prior written notice to the
Adviser and the Sub-Adviser, (c) at any time without payment of any penalty by the Sub-Adviser upon 60 days’ prior written notice by the Sub-Adviser to the Adviser and the Trust, (d) by the Sub-
Adviser upon not less than 20 business days’ prior written notice to the Adviser if the Sub-Adviser is unable to implement any action by the Board that impacts the Sub-Adviser’s ability to provide the services under this Agreement as described in Section 1 hereof, provided such notice is given to the
Adviser within 5 business days of the Sub-Adviser’s receipt of notice of the Board taking such action; (e) immediately in the event the Sub-Adviser or the Adviser ceases to be registered as an investment adviser under the Advisers Act or otherwise becomes legally incapable of providing investment management services pursuant to its respective contract with the Trust, or (f) in the event the Advisory Agreement is terminated.

c. In the event of termination for any reason, all records of the Trust shall promptly be returned to the Adviser or the Trust, free from any claim or retention of rights in such record by the Sub-Adviser, although the Sub-Adviser may, at its own expense, make and retain a copy of such records. This Agreement shall automatically terminate in the event of its assignment (within the meaning of such term in the 1940 Act). In the event this Agreement is terminated or is not approved in the manner described above, the Sections or Paragraphs numbered 9, 10, 11, and 12 of this Agreement shall remain in effect, as well as any applicable provision of this Section 13 and, to the extent that only amounts are owed to the Sub-Adviser or owed to the Adviser for subsidy reimbursement as compensation for services rendered while the agreement was in effect as provided in Section 6.

14. Exclusivity. The Sub-Adviser agrees that, for so long as it serves as the investment adviser or sub-adviser to the Fund or any successor entity, it will not accept an offer to serve as investment adviser or sub-adviser to any Competing Product (as defined below) without the prior written approval of the Adviser. The Adviser shall respond to a written request of the Sub-Adviser to advise or sub-advise a Competing Product within 30 days of receiving such request. A "Competing
Product" means another unlisted, long-only (or substantially long-only), open-end, SEC-registered investment company or an actively-managed exchange-traded-fund (“ETF”, but excluding an ETF-of-
ETFs), in each case utilizing a macroeconomic investment strategy and distributed in the United
States. If and to the extent the restriction herein set forth is unenforceable, then such restriction shall (without any further action by the Adviser or Sub-Adviser) be deemed to have been replaced with an enforceable restriction reflecting as closely as possible the parties’ intent as expressed herein.

15. Notices. Any notice must be in writing and shall be sufficiently given (1) when delivered in person, (2) when dispatched by electronic mail or electronic facsimile transfer
(confirmed in writing by postage prepaid first class air mail simultaneously dispatched), (3) when sent by internationally recognized overnight courier service (with receipt confirmed by such overnight courier service), or (4) when sent by registered or certified mail, to the other party at the address of such party set forth below or at such other address as such party may from time to time specify in writing to the other party.
If to the Trust:

Eaton Vance Growth Trust
Two International Place
Boston, MA 02110
Attn: Chief Legal Officer

If to the Adviser:

Eaton Vance Management
Two International Place
Boston, MA 02110
Attn: Chief Legal Officer

If to the Sub-Adviser:

Richard Bernstein Advisors LLC
520 Madison Avenue
28th Floor
New York, NY 10022
Attn: Michael Meyer, Chief Compliance Officer

And copy to:
Vedder Price P.C.
222 North LaSalle Street
Chicago, Illinois 60601
Attn: David Sturms

16. Amendments. No provision of this Agreement may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought, and no material amendment of this Agreement shall be effective until approved as required by applicable law. The Sub-Adviser shall furnish to the Board such information as may be reasonably necessary in order for the Board to evaluate this Agreement or any proposed amendments thereto for the purposes of casting a vote pursuant to Section 13 or this Section 16.

17. Governing Law. Notwithstanding the place where this Agreement may be executed by either party, the parties expressly agree that all terms and provisions hereof shall be governed by, and construed in accordance with, the internal laws of the Commonwealth of Massachusetts applicable to contracts made between residents of Massachusetts, entered into and wholly performed, and to transactions wholly consummated, within Massachusetts. In the event of an action brought by the Adviser against the Sub-Adviser, the parties hereby submit to the exclusive jurisdiction of the United States District Court for the Southern District of New York and any New
York State court sitting in New York City (Borough of Manhattan) for purposes of any legal or equitable actions or proceedings arising out of or relating to this Agreement or the matters contemplated hereby. In the event of an action brought by the Sub-Adviser against the Adviser, the parties hereby submit to the exclusive jurisdiction of the United States District Court for the District
of Massachusetts and any Massachusetts court sitting in the city of Boston for purposes of any legal or equitable actions or proceedings arising out of or relating to this Agreement or the matters contemplated hereby. The parties hereby irrevocably waive, to the fullest extent permitted by applicable law, any objection that they may now or hereafter have to the laying of venue in any such action or proceeding brought in such a court, and any claim that any such action or proceeding brought in such a court has been brought in an inconvenient forum.

18. Miscellaneous.

a. The Sub-Adviser hereby grants to the Adviser during the term of this Agreement, a non-exclusive, non-assignable, non-sublicensable royalty-free right to use the Sub-Adviser's name and registered and unregistered trademarks, service marks and logos in the name of the Fund, on the Adviser's website(s) and in other materials solely for purposes of disclosing and promoting the relationship between the parties as described herein. In the event that this Agreement shall be terminated for any reason, and in the event a new or successor Agreement with the Sub-Adviser is not concluded, the Adviser understands that it must immediately take all steps necessary to amend materials (including the Adviser's website) produced by the Adviser or its affiliates to delete any reference in all materials to the Sub-Adviser and to delete the words “Richard Bernstein” from the name of the Fund, provided that references to the former name of the Fund shall be permitted to the extent necessary.

b. The Adviser and the Sub-Adviser acknowledge that the Trust enjoys the rights of a third-party beneficiary under this Agreement, and the Adviser acknowledges that the Sub-Adviser enjoys the rights of a third party beneficiary under the Advisory Agreement. Nothing herein shall be construed as constituting the Sub-Adviser as an agent or co-partner of the Adviser, or constituting the Adviser as an agent or co-partner of the Sub-Adviser.

c. The Sub-Adviser expressly acknowledges the provision in the Declaration of
Trust of the Adviser limiting the personal liability of the Trustee and officers of the Adviser, and the
Sub-Adviser hereby agrees that it shall have recourse to the Adviser for payment of claims or obligations as between the Adviser and the Sub-Adviser arising out of this Agreement and shall not seek satisfaction from the Trustee or any officer of the Adviser.

d. The captions of this Agreement are included for convenience only and in no way define or limit any of the provisions hereof or otherwise affect their construction or effect.

e. To the extent permitted under Section 13 of this Agreement, this Agreement may only be assigned by any party with the prior written consent of the other party.

f. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby, and to this extent, the provisions of this Agreement shall be deemed to be severable.

g. Nothing herein shall be construed as constituting the Sub-Adviser as an agent or co-partner of the Adviser, or constituting the Adviser as an agent or co-partner of the Sub-Adviser.

h. This Agreement may be executed in counterparts.

[Signature page follows.]

     IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed as of the day and year first above written.

EATON VANCE MANAGEMENT

By: /s/ Maureen A. Gemma
Name: Maureen A. Gemma
Title: Vice President

RICHARD BERNSTEIN ADVISORS LLC

By: /s/ Richard Bernstein
Name: Richard Bernstein
Title: Chief Executive Officer